Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Signs Definitive Agreement to Acquire Assurex Health

Allows Entry Into Attractive High-Growth Neuroscience Market

SALT LAKE CITY, Utah, August 3, 2016 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostics and personalized medicine, today announced that it has signed a definitive agreement to acquire Assurex Health, a global leader in genetic testing for psychotropic medicine selection, for $225 million upfront with the potential for $185 million in additional performance-based milestones. Assurex generated revenue of more than $60 million and tested more than 150,000 patients in Myriad’s fiscal year 2016.

The transaction is expected to close at the end of Myriad’s first quarter of fiscal year 2017. Myriad will provide financial guidance pertaining to the acquisition when the Company hosts its fourth-quarter earnings call on August 9, 2016. A discussion on the details and strategy underlying this acquisition will be provided on a conference call today at 4:30 pm EST.

“Assurex provides Myriad access to GeneSight® one of the fastest growing new diagnostic tests ever in a multi-billion dollar global market and builds upon Myriad’s commitment to expand into neuroscience, positioning us for long-term growth,” said Mark C. Capone, president and CEO, Myriad Genetics. “Importantly, this acquisition provides an experienced commercial organization in the neuroscience market that we believe will be one of the highest growth areas for personalized medicine and completes our infrastructure expansion consistent with our four-in-six strategy.”

“We are excited as a fellow pioneering company to be joining the global leader in personalized medicine,” said Virginia C. Drosos, president and CEO, Assurex Health. “As one of the world’s leading molecular diagnostic companies, Myriad has the reimbursement, regulatory and commercial expertise to expand the long-term potential of Assurex’s neuroscience products and ensure even more patients can benefit from better outcomes through our diagnostic tests.”

Benefits of the Transaction

•	Allows Entry Into Attractive Neuroscience Market: In the United States, more than 76 million individuals have a mental disorder. The U.S. spends more than $150 billion in direct healthcare costs, or six percent of overall healthcare spending, treating these disorders. Myriad sees a substantial medical need for high-value personalized medicine products such as the GeneSight test to improve patient outcomes and lower healthcare costs.

•	Synergistic Product Fits 4in6 Strategy: GeneSight provides Myriad with its first commercial product in the neuroscience market and answers the fourth clinical question regarding therapy selection for psychotropic drugs. Additionally, this acquisition adds the final business unit contemplated in its four-in-six strategy and provides the largest non-pharmaceutical sales force in the psychiatry market.

•	Best-in-Class Product in Large Market: GeneSight Psychotropic fills a significant unmet clinical need, is supported by substantial clinical data and is the market leading product for psychotropic drug selection, with significant barriers to entry. Additionally, the global market for GeneSight testing is greater than $4 billion based upon current and future indications.

•	Ability to Leverage Psychiatry Call Point with Future Products: Myriad is developing a differential diagnosis product for major depressive disorder and bipolar disorder called myPath Bipolar. Myriad will be able to leverage the psychiatry call point to sell this test in the future, along with other potential high-value diagnostics.

•	Future Opportunity for Preventive Care Team to Sell GeneSight: The majority of prescriptions for major depressive disorder and other mental health conditions are ordered by a primary care physician. Myriad plans to use its Preventive Care sales team to sell GeneSight tests into this segment, more than doubling the current addressable market.

Financing

Myriad intends to fund the transaction through cash on hand and debt. Myriad has obtained committed debt financing from JPMorgan Chase & Co. At the end of the fiscal third quarter Myriad had cash and cash equivalents of $286 million. The transaction is expected to close before the end of the first quarter of fiscal year 2017 and is subject to the satisfaction of customary closing conditions and regulatory approvals.

Advisors

J.P. Morgan Securities LLC is acting as financial advisor to Myriad Genetics and Mintz Levin Cohn Ferris Glovsky and Popeo PC is serving as legal counsel.

Conference Call and Webcast

A conference call will be held today, Wednesday, August 3, 2016, at 4:30 p.m. EST to discuss Myriad’s acquisition of Assurex Health. The dial-in number for domestic callers is 1-800-677-7964. International callers may dial 1-303-223-4387. All callers will be asked to reference reservation number 21816023. An archived replay of the call will be available for seven days by dialing 1-800-633-8284 and entering the reservation number above. The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: transitioning and expanding its hereditary cancer testing markets, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, EndoPredict, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

About Assurex Health

Assurex Health is an informatics-based precision medicine company providing treatment decision support to healthcare providers for mental health. Assurex Health’s lead product, GeneSight® Psychotropic, evaluates 12 genes known to play a significant role in psychotropic drug response, and utilizing a proprietary combinatorial pharmacogenomics approach called CPGx, assigns patients into one of over 300,000 unique composite phenotypes. Based upon this data, a customized report is then created for the individual patient providing treatment recommendations on 55 medications which comprise over 95 percent of all psychotropic drugs prescribed for major depressive disorder, bipolar disorder, and schizophrenia. GeneSight® testing is done through Assurex’s CLIA-certified laboratory in Mason, Ohio and to date over 350,000 patients have received a GeneSight test. GeneSight is supported by over 750 scientific publications on the role of the included genes in drug metabolism and response, three major clinical utility studies, and two major health economic studies. The test has received a favorable Medicare local coverage determination is expanding private payer coverage. Additionally, Assurex Health has over 55 granted patents worldwide and an additional 29 pending patents.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the acquisition of Assurex Health for $225 million upfront with the potential for $185 million in additional performance-based milestones; the expected closing of the transaction at the end of the Company’s first quarter of fiscal year 2017 and being subject to completion of customary closing conditions and regulatory approvals; providing financial guidance pertaining to the acquisition on the Company’s fourth-quarter earnings call; the details and strategies underlying this transaction; the Company’s commitment to expand into neuroscience, positioning the Company for long-term growth; the Company’s belief that the neuroscience market will be one of the highest growth areas for personalized medicine and completion of the Company’s infrastructure expansion consistent with the Company’s four-in-six strategy; the GeneSight test being the foundational product of the Company’s neuroscience business unit; the Company’s intention to fund the transaction through cash on hand and debt and the Company’s committed debt financing from J.P. Morgan Chase & Co.; and the Company’s strategic directives under the captions “Benefits of the Transaction,” “Synergistic Product Fits 4in6 Strategy,” “Best-in-Class Product in Large Market,” “Ability to Leverage Pyschiatry Call Point with Future Products,” “Future Opportunity for Preventive Care Team to Sell GeneSight,” “About Myriad Genetics” and “About Assurex Health.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of a healthcare clinic in Germany; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2016, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

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